Exhibit 4.5

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 7, 2013, is entered into by and between CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent and collateral agent (in such capacity and including any successors, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower and the Agent are parties to that certain Credit Agreement, dated as of May 25, 2012 by and among Constellium Holdco II B.V., Constellium US Holdings I, LLC, the Borrower, the Agent and the Lenders from time to time party thereto (as amended, modified or supplemented from time to time through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, clause (vii) of the definition of Collateral and Guarantee Requirement,” required that the Collateral Agent receive, inter alia, counterparts of each Mortgage to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01(b);

WHEREAS, the Borrower inadvertently included the properties located at 103 Gibbs Street, Ravenswood, WV, 808 Cherry Street, Ravenswood, WV and 727 Downalong Drive Ravenswood, WV (collectively, the “Subject Properties”) on such Schedule 1.01(b);

WHEREAS, Section 10.01 of the Credit Agreement permits the Administrative Agent and the Borrower to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any Lender or any L/C Issuer; and

WHEREAS, in accordance with such Section 10.01, the Borrower and the Administrative Agent have agreed to amend the Credit Agreement to remove the Subject Properties from Schedule 1.01(b);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:

1. Amendment to the Credit Agreement. Schedule 1.01(b) to the Credit Agreement is hereby amended and restated in its entirety to read in entirety as follows:

Schedule 1.01(b)

Mortgaged Properties

Name of Borrower/Guarantor	Address/City/State/Zip Code	County
Constellium Rolled Products Ravenswood, LLC	859 Century Road Ravenswood, WV 26164	Jackson

2. Conditions to Effectiveness. This Amendment shall become effective (the “Effective Date”) upon the execution and delivery to the Administrative Agent of the Borrower’s signature hereto.

3. Miscellaneous Provisions.

(a) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Credit Agreement or any other Loan Document.

(b) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

(c) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

(d) From and after the Effective Date, all references in the Credit Agreement and in each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and each of the other Loan Documents.

(e) This Amendment shall be binding upon and inure to the benefit of the Borrower and the other Loan Parties and each of their respective successors and assigns, and upon the Administrative Agent and the Lenders and their respective successors and assigns.

(f) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC, as Borrower

By:	/s/ Derrick A. Doud
	Name:	Derrick A. Doud
	Title:	CFO

[Signature Page to Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

[Signature Page to Amendment]